UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
West Bancorporation, Inc.'s (the “Company's”) Annual Meeting of Shareholders was held on April 25, 2013 (the "Annual Meeting"). The record date for determination of shareholders entitled to vote at the Annual Meeting was February 21, 2013. There were 17,403,882 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the Annual Meeting the holders of 11,505,485 shares, or approximately 66.1 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Fourteen directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Frank W. Berlin	11,355,019	149,466	1,000
Thomas A. Carlstrom	11,379,956	124,529	1,000
Joyce A. Chapman	11,411,458	93,027	1,000
Steven K. Gaer	11,360,473	144,012	1,000
Michael J. Gerdin	11,449,611	54,874	1,000
Kaye R. Lozier	11,271,828	232,657	1,000
Sean P. McMurray	11,438,832	65,653	1,000
David R. Milligan	11,213,053	291,432	1,000
George D. Milligan	11,451,548	52,937	1,000
David D. Nelson	11,443,548	60,937	1,000
James W. Noyce	11,435,917	68,568	1,000
Robert G. Pulver	11,130,141	374,344	1,000
Lou Ann Sandburg	11,436,613	67,872	1,000
Philip Jason Worth	11,443,313	61,172	1,000

Proposal 2 - Approve, on a non-binding basis, the 2012 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 6, 2013.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2012 executive compensation	10,959,721	320,159	224,600	1,005

Proposal 3 - Ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ended December 31, 2013.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
McGladrey LLP	11,396,583	108,620	281	1

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 29, 2013	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer